Exhibit 10.6

FORM OF RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the effective date set forth on the attached notice of grant (the “Grant Notice”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the Director set forth on the Grant Notice (“Director”).

1.    Award. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2014 LONG TERM INCENTIVE PLAN (the “Plan”), the number of shares (the “Restricted Shares”) of the Company’s common stock set forth in the Grant Notice shall be issued as hereinafter provided in Director’s name, subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Director (which shall be demonstrated by Director’s execution of the Grant Notice) and upon satisfaction of the conditions of this Agreement and the Grant Notice. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

2.    Restricted Shares. Director hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)    Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Director’s membership on the Board for any reason other than death, Disability (as hereinafter defined) or Retirement (as hereinafter defined), Director shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of Director’s membership on the Board are herein referred to as the “Forfeiture Restrictions.” For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(i)    “Board” shall mean the Board of Directors of the Company.

(ii)    “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(iii)    “Committee” shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in Paragraph IV(a) of the Plan.

Exhibit 10.6

(iv)    “Disability” shall mean that Director has become disabled within the meaning of section 409A(a)(2)(C) of the Code and applicable administrative authority thereunder.

(v)    “Retirement” shall mean that Director’s membership on the Board has terminated due to his resignation or his failure to be re-elected as a member of the Board.

(b)    Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the schedule set forth on the Grant Notice, provided that Director has been a member of the Board continuously from the date of this Agreement through the lapse date set forth on the Grant Notice. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Director’s membership on the Board is terminated by reason of death, Disability or Retirement.

(c)    Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Director’s name, pursuant to which Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions). Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. On the date of this Agreement, Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Director is a party) in the name of Director in exchange for the certificate evidencing the Restricted Shares. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Director’s benefit at a brokerage/financial institution selected by the Company. Director agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Director’s behalf.

(d)    Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of

Exhibit 10.6

Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

3.    Withholding of Tax/Tax Election. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve. In addition, the Company may withhold unrestricted shares of stock of the Company (valued at their fair market value on the date of withholding of such shares) otherwise to be issued upon the lapse of the Forfeiture Restrictions to satisfy its withholding obligations. If Director makes the election authorized by section 83(b) of the Code in connection with the award of the Restricted Shares, Director shall submit to the Company a copy of the statement filed by Director to make such election.

4.    Status of Stock. Director agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, or the Company’s Code of Conduct. Director also agrees that (a) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5.    Board Membership. Nothing in the adoption of the Plan, nor the award of Restricted Shares thereunder pursuant to this Agreement, shall confer upon Director the right to continued membership on the Board or limit in any way the right of the Board or the stockholders of the Company to terminate Director’s membership on the Board at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

6.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if sent by registered or certified mail to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

Exhibit 10.6

7.    Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Director and the Company and constitute the entire agreement between Director and the Company with respect to the subject matter of this Agreement. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

8.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

9.    Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4